April 29, 2021

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal Life Insurance Company
    Variable Life Separate Account
    Principal Executive Variable Universal Life II
    Post-Effective Amendment No. 19 to Registration Statement on Form N-6
    File No. 811-05118, 333-149215

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Britney L. Schnathorst

Britney L. Schnathorst
Counsel, Registrant